Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                                        SIGNATURE COPY (7/27/94)


            IL-12 JOINT DEVELOPMENT AGREEMENT AND LICENSE AGREEMENT
            -------------------------------------------------------

                 AGREEMENT dated as of August 4, 1994 between GENETICS INSTITUTE, INC., a Delaware corporation having its principal place of business at 87 CambridgePark Drive, Cambridge, Massachusetts 02140 (hereinafter referred to as "GI") and GI-YAMANOUCHI, INC., a Japanese corporation, having its principal place of business at Higashi Azabu Annex, 1-10-13 Higashi Azabu, Minato-ku, Tokyo 106, Japan (formerly referred to as the "JJV"; hereinafter referred to as the "GYJ").

                                  INTRODUCTION
                                  ------------

                 1. GI has identified, isolated, purified and/or cloned IL-12 (as defined below) and plans to develop, use, manufacture, distribute and sell products derived from IL-12 throughout the world.

                 2. The GYJ desires to participate with GI in the joint development of IL-12 for commercialization in Japan and to license from GI the right to further develop, use, distribute and sell products derived from IL-12 in Japan.

                 3. GI is willing, for the consideration and on the terms set forth herein, to jointly develop with the GYJ and to license such factors to the GYJ for such purposes.

                 In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, GI and the GYJ agree as follows:

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


                            ARTICLE I.  DEFINITIONS
                            -----------------------

        As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

        1.1. "Additional Licensee" means a licensee of GI other than the GYJ.

        1.2. "Affiliate" means any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.2, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

        1.3. "Confidential Information" means all proprietary information and materials, patentable or otherwise, including DNA sequences, vectors, cells, substances, formulations, techniques, methodology, equipment, data, reports, know-how, sources of supply, patent positioning and business plans, including any negative developments, which are communicated to, learned of, developed or otherwise acquired by either Party, and any other information designated by the disclosing Party as confidential or proprietary, whether or not related to IL-12.

        1.4. "Direct Manufacturing Cost" means (a) costs directly attributable to manufacturing, quality assurance and quality control related to a unit of production (i.e., those costs which vary with production), including but not limited to, direct labor and benefit expenses for manufacturing and consumable bulk and other production materials, as determined in accordance with generally accepted cost accounting practices in the country of manufacture, plus (b) fixed manufacturing overhead costs allocable to the product based on the actual percentage utilization (including start-up and shut-down time) of the capacity of the manufacturing facility, including, but not limited to, direct benefit and labor expenses for technical services and support services, depreciation, maintenance and repairs and insurance costs associated with such utilization of the manufacturing facility, as determined in accordance with generally accepted cost accounting practices in the country of manufacture. Without limiting the generality of the foregoing, Direct Manufacturing Cost shall be deemed to include (x) the full cost associated with quality control samples, retention samples, manufacturing losses and production rejects and (y) payments (including, without limitation, royalties, option fees or license fees) made to one or more third parties to obtain a license or similar right in the absence of which manufacture could not be legally undertaken.

        1.5. "Distributor" means a third party which is not an Affiliate of the GYJ and which is a distributor, wholesaler or other entity purchasing Licensed Products from the GYJ or a sublicensee of the GYJ for resale.

        1.6. "GI" means Genetics Institute, Inc., a Delaware corporation.

        1.7. "IL-12" or "Interleukin-12"  shall mean:

                      (a) the proteins, peptides or polypeptides referred to as "NKSF", "CLMF" or "IL-12", which are described or claimed in the GI and/or Roche patent applications set forth on Exhibit A to this Agreement (the "Protein");

                      (b) the subunits of the Protein or combination of such subunits of the Protein;

                      (c) the polynucleotides ("PNs") which encode the Protein, the subunits of the Protein and/or subsequences thereof;

                      (d)   any modified form of the Protein; or

                      (e) naturally occurring allotypic variant or mutant forms of the Protein or of the PNs noted above.

        1.8. "Improvements" means any information, patentable or otherwise, developed or acquired (by license or otherwise) by the GYJ (other than technical information developed, applied or acquired solely pursuant to the terms of Section 3.1 of this Agreement) during the term of this Agreement and which relates to IL-12, which information is reasonably necessary or is required to develop, use, manufacture, distribute and/or sell Licensed Products.

        1.9. "IND" means an Investigational New Drug Application or its equivalent or any corresponding foreign application or registration.

        1.10. "Know-How" means all technical information, patentable or otherwise, of GI, developed, applied or acquired (by license or otherwise) by GI as of the date of this Agreement or hereafter developed, applied or acquired (by license or otherwise) by GI during the term of this Agreement in connection with IL-12, relating to the identification, characterization, use or production of IL-12 which is reasonably necessary or is required to develop, use, manufacture, distribute and/or sell Licensed Products. "Know-How" does not include any technical information which (a) was previously licensed to GI under the Roche Cross- License, or to GI and its Affiliates under the Wistar License or (b) is developed, applied or acquired solely pursuant to the terms of
Section 6.2 of this Agreement.

        1.11. "Licensed Field" means all uses of IL-12 excluding gene therapy or vaccine adjuvant uses. As used in this Agreement, "gene therapy" means the genetic modification of human somatic cells by the introduction of exogenous DNA or RNA into those somatic cells for the purpose of expressing IL-12 in vivo for the treatment or prevention of disease. As used in this Agreement, "vaccine adjuvant" means the use of IL-12 in combination with an immunogen (e.g., viral proteins, parasite proteins or miscellaneous antigens) to enhance, suppress or otherwise modulate the cell-mediated arm of the immune system in response to disease; as used in this sentence, "combination" means use in conjunction with, simultaneous with (combined or uncombined) or sequentially with an immunogen.

        1.12. "Licensed Products" means IL-12 and any and all formulations, mixtures or compositions thereof which, or the use, making or manufacturing of which, is covered by a Valid Claim of any of the Patent Rights and/or embodies any Know-How.

        1.13. "Licensee Know-How" means all technical information, patentable or otherwise, of the GYJ, developed, applied or acquired (by license or otherwise) by the GYJ as of the date of this Agreement or hereafter developed, applied or acquired (by license or otherwise) by the GYJ during the term of this Agreement in connection with IL-12, relating to the identification, characterization, use or production of IL-12 which is reasonably necessary or is required to develop, use, manufacture, distribute and/or sell Licensed Products. "Licensee Know-How" does not include technical information developed, applied or acquired solely pursuant to the terms of Article III of this Agreement.

        1.14. "Licensee Patent Rights" means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) developed, applied or acquired (by license or otherwise) by the GYJ as of the date of this Agreement or hereafter developed, applied or acquired (by license or otherwise) by the GYJ during the term of this Agreement in connection with IL-12, relating to the identification, characterization, use or production of IL-12 which are reasonably necessary or are required to develop, use, manufacture, distribute and/or sell Licensed Products. "Licensee Patent Rights" does not include any patents or patent applications developed, applied or acquired solely pursuant to the terms of Article III of this Agreement.

        1.15. "NDA" means a New Drug Application or its equivalent or any corresponding foreign application or registration.

        1.16. "Net Sales" means the aggregate United States dollar equivalent of gross revenues derived by or payable to the GYJ and its sublicensees from or on account of the sale of Licensed Products to independent third parties, less
(a) reasonable credits or allowances, if any, actually granted on account of, and reasonably allocable to, Licensed Products, based on price adjustments or on discounts or rebates paid to Distributors, (b) reasonable credits or allowances, if any, actually granted on account of recalls, rejection or return of Licensed Products previously sold, (c) excises, sales taxes, consumption taxes, duties or other taxes imposed upon and paid with respect to such sales (excluding income or franchise taxes of any kind) and (d) separately itemized transportation and insurance costs incurred in shipping Licensed Products to such independent third parties. Upon request of the GYJ, the Parties agree to discuss the substitution of a deduction of a fixed percentage of Net Sales in lieu of the itemized deduction set forth in subsection (d). No deduction shall be made for any item of cost incurred by the GYJ or its sublicensees in preparing, manufacturing, shipping or selling Licensed Products except as permitted pursuant to clauses (a), (b), (c) and (d) of the foregoing sentence. Net Sales shall not include any transfer between the GYJ and any of its sublicensees for resale. If the GYJ or its sublicensee sells Licensed Products to a Distributor, Net Sales shall be deemed to be the gross revenues received by the GYJ and/or the applicable sublicensee from the sale of Licensed Products to the Distributor. In the event that the GYJ or any of its sublicensees shall make any transfer of Licensed Products to independent third parties for other than monetary value, such transfer shall be considered a sale hereunder for accounting and royalty purposes. Net Sales for any such transfers shall be the average price of "arms length" sales by the GYJ or its applicable sublicensee in the Territory during the royalty reporting period in which such transfer occurs or, if no such "arms length" sales occurred in the Territory during such period, during the last period in which such "arms length" sales occurred. If no "arms length" sales have occurred in the Territory, Net Sales for any such transfer in such country in the Territory shall be agreed upon by GI and the GYJ. Notwithstanding the foregoing, no transfer of Licensed Products for test or developmental purposes or as samples shall be considered a sale hereunder for accounting and royalty purposes. In the event that the GYJ or any of its sublicensees shall sell Licensed Products together with other products of the GYJ or its sublicensee to independent third parties at a price which is less than the average price of "arms length" sales in the Territory for the royalty reporting period in which such sales occur (such sales to be excluded from the calculation of the average price of "arms length" sales), Net Sales for any such sales shall be the average price of "arms length" sales by the GYJ and its sublicensees in the Territory during the royalty reporting period in which such sales occur. If no "arms length" sales shall have occurred in the Territory during such period, the relevant reference factor shall be the last royalty reporting period in which such "arms length" sales occurred. If no "arms length" sales have occurred in the Territory, Net Sales for such sales shall be agreed upon by GI and the GYJ. The inclusion of a "sublicensee" in this Section shall not imply a right to further sublicense the Roche Patent Rights or Roche Know-How, but is included in the event GI becomes able to offer such rights to the GYJ.

        1.17.  "Party" means GI or the GYJ; "Parties" means GI and the GYJ.

        1.18. "Patent Rights" means all patents and patent applications (which for all purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) developed, applied or acquired (by license or otherwise) by GI as of the date of this Agreement or hereafter developed, applied or acquired (by license or otherwise) by GI during the term of this Agreement in connection with IL-12, relating to the identification, characterization, use or production of IL-12 which are reasonably necessary or are required to develop, use, manufacture, distribute and/or sell Licensed Products. "Patent Rights" does not include patents and patent applications which (a) were previously licensed to GI under the Roche Cross-License, or to GI and its Affiliates under the Wistar License or

(b) are developed, applied or acquired solely pursuant to the terms of Section
6.2 of this Agreement.

        1.19. "Roche" means Hoffmann-La Roche Inc., a New Jersey corporation and/or F. Hoffmann-La Roche Ltd., a Swiss corporation.

        1.20. "Roche Cross-License" means the Heads of Agreement between GI and Roche dated as of May 4, 1992, and any subsequent agreement between GI and Roche pursuant thereto.

        1.21. "Roche Patent Rights" means all patents and patent applications acquired by license by GI under the Roche Cross-License.

        1.22. "Roche Know-How" means all technical information, patentable or otherwise acquired by license by GI under the Roche Cross-License.

        1.23.  "Territory" means Japan.

        1.24. "Valid Claim" means a claim of an unexpired patent which shall not have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision, or the claim of a patent application which has not been on file for more than seven years.

        1.25. "Wistar License" means the June 30, 1992 License Agreement, as amended, between GI and The Wistar Institute of Anatomy and Biology, a Pennsylvania non-profit corporation, a copy of which is attached to this Agreement as Exhibit B.

                   ARTICLE II.  JOINT DEVELOPMENT ACTIVITIES
                   -----------------------------------------

2.1  Development Activities.
     ----------------------

        (a) GI is engaged in the development and commercialization of IL-12 on a world-wide basis. The GYJ agrees to participate in the further development, registration and commercialization of IL-12 for the Japanese market. GI is conducting substantial research and development activities relating to IL-12 the results of which will be used by the GYJ to commercialize IL-12 in the Territory. GI's activities will include, but are not limited to, performance of preclinical research into the activities of IL-12, performance of clinical testing research into the safety and efficacy of IL-12, development of tests, assays, and processes for quality assurance, quality control, and manufacturing process methods, regulatory registration of IL-12 with the FDA to enable GI to export IL-12 to the GYJ, and the development, testing and scale-up of manufacturing processes. In conducting such research and development activities, GI agrees to give due consideration to the regulations and guidelines in the Territory in order to make the data and information derived from those activities useful for the registration of the Licensed Products.

        (b) These research and development activities which are being and will be conducted by GI for worldwide research and development of IL-12 are substantial. The parties have considered their scope and extent, and their usefulness to the GYJ in the Territory. In consideration of the potential market

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


value of the Territory in relationship to the world, the Parties have agreed that *** ******* ******* is the appropriate consideration for the Territory's
share of GI's   research and development activities, as set forth in Sections
2.2(a) and (b), below. Because of the uncertainty of the success of these research and development activities by GI, payments are tied to the achievement of Benchmarks, as defined in Section 2.2.

2.2. Payments for Research and Development Services.
     ----------------------------------------------

        (a) In consideration of the research and development services to be conducted by GI for the benefit of the GYJ, the GYJ shall make the following payments to GI:

               Benchmark                        Benchmark Payment
               ---------                        -----------------
1.   Signature of this Agreement                   ***********

2.   ******** of a **** *** *******
     to the ***                                    ***********

3.   ********* of ******** ****** in *****         ***********

4.   ***** *** ********** in *****                 ***********

5.   ********* ******** in *****                   ***********
                                                      ========

                          Subtotal                 ***********

******** ****** under the **** *** ********* in **** *****  a copy of   the ****
*** ******* referred to in ********* ** ****** will be ********* to the *** upon or promptly following execution of this Agreement

        (b) BONUS PAYMENTS. In addition, in the event GI achieves the additional Benchmarks listed below, the GYJ shall make the following payments to
GI:

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


     Benchmark                                              Benchmark Payment
     ---------                                              -----------------
**   ************* of ********
     in ***** ****** in a ***** **
     ***** in ***** ****** or *****                         ***********

**   ************* of ******** in
     ********* * in a ***** ** *****
     in ***** ****** or *****                               ***********

**   ********** ******** of ********* *
     in *****                                               ***********
                                                              =========

                                  Subtotal                  ************

        (c) Each party shall promptly notify the other Party upon completion of their applicable Benchmarks. GI shall invoice the GYJ upon such completion and payment shall be due thirty (30) days following such invoice. Payment shall be made in U.S. dollars at a bank designated by GI on the date payment is due.

        (d) Where any Benchmark payments are due GI hereunder where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for the GYJ, any Affiliate or sublicensee to transfer such Benchmark payment to GI, such Benchmark payments shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of GI in an accredited bank in the Territory that is acceptable to GI.

                  ARTICLE III.  PATENT AND KNOW-HOW LICENSES,
                  -------------------------------------------
                           SUBLICENSES AND ROYALTIES
                           -------------------------

3.1. Licenses of GI Rights.
     ----------------------

        (a) GRANT. Subject to the payment of royalties provided for in this Article, the non-exclusive rights GI has granted to Roche under the Roche Cross-License and the fulfillment by the GYJ of the other terms and conditions of this Agreement, GI hereby grants to the GYJ:

                (i) an exclusive license in the Territory under the Patent Rights, and

                (ii) an exclusive license to use the Know-How in the Territory, including the right to grant sublicenses as provided in subsection
              3.1 (b) below, for the sole and exclusive purpose, restricted to the Licensed Field, of developing, using, distributing and selling Licensed Products in the Territory. The GYJ shall have no right to manufacture IL-12 in the Territory, but shall have an option to fill and finish Licensed Products in accordance with Section 5.5, below. The licenses granted pursuant to Section 3.1(a)(i) shall continue in effect until the earlier of termination of this Agreement under Section 8.2 or the expiration of the last patent licensed to the GYJ hereunder; the licenses granted pursuant to
              Section 3.1 (a)(ii) shall continue in effect until the earlier of termination of this Agreement under Section 8.2 or as provided in Sections 3.4 (b) and (c) below.

        (b) SUBLICENSES. The GYJ shall have the right to sublicense, in whole or in part, its rights under Section 3.1(a) of this Agreement. GI shall have the right to approve each sublicensee, which approval shall not be unreasonably withheld or delayed. Notwithstanding any such sublicense, the GYJ shall remain primarily liable to GI for all of the GYJ's duties and obligations contained in this Agreement, and any act or omission of a sublicensee which would be a breach of this Agreement if performed by the GYJ shall be deemed to be a breach by the GYJ of this Agreement. A copy of each approved sublicense agreement entered into by the GYJ under this Agreement shall be furnished to GI promptly after execution thereof.

        3.2. VACCINE AND GENE THERAPY MARKETING RIGHTS. As of the date of this Agreement, GI is negotiating, or intends to negotiate, with certain vaccine companies and/or gene therapy companies for the research and development of vaccine and/or gene therapy products which, if developed, would include or require the coordinated use of IL-12. To the extent that GI is able to negotiate the right to market any such vaccine and/or gene therapy products in Japan, GI will offer such marketing rights to GYJ under the Right of First Refusal Agreement dated September 20, 1990 between GI and the GYJ.

3.3. Sublicenses of Roche Patent Rights and Roche Know-How.
     ------------------------------------------------------

        (a)  GRANT.  Subject to the payment of royalties provided for in this
Article III, the rights retained by Roche under the Roche Cross-License and the fulfillment by the GYJ of the other terms and conditions of this Agreement, GI hereby grants to the GYJ:

                (i) an exclusive sublicense in the Territory under the Roche Patent Rights, and

                (ii) an exclusive sublicense to use the Roche Know-How in the Territory,

without the right to grant further sublicenses, for the sole and exclusive purpose, restricted to the Licensed Field, of developing, using, distributing and selling Licensed Products in the Territory. The sublicense granted pursuant to Section 3.3(a)(i) shall continue in effect until the earliest of termination of the Roche Cross- License, or termination of this Agreement under Section 8.2, or the expiration of the last patent sublicensed to the GYJ hereunder; the sublicense granted pursuant to Section 3.3 (a)(ii) shall continue in effect until the earliest of termination of the Roche Cross-License, or termination of this Agreement under Section 8.2, or as provided in Sections 3.4 (b) and (c), below.

        (b) FURTHER SUBLICENSES. Notwithstanding the prohibition on further sublicensing set forth in Subsection 3.3 (a) above, in the event that the GYJ desires to grant a further sublicense of the rights granted under this Agreement to a third party or third parties, the GYJ shall so inform GI, and GI will consider in good faith the opportunity to obtain such sub-sublicensing rights from Roche. In the event that GI obtains such sub-sublicensing rights from Roche, the GYJ shall have the right to further sublicense, in whole or in part, its rights under Section 3.3 (a) of this Agreement. GI shall have the right to

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


approve each further sublicensee, which approval shall not be unreasonably withheld or delayed. Notwithstanding any such further sublicense, the GYJ shall remain primarily liable to GI for all of the GYJ's duties and obligations contained in this Agreement, and any act or omission of a further sublicensee which would be a breach of this Agreement, if performed by the GYJ, shall be deemed to be a breach by the GYJ of this Agreement. A copy of each approved further sublicense agreement entered into by the GYJ under this Agreement shall be furnished to GI promptly after execution thereof.

3.4. Royalties.
     ---------

        (a) The GYJ shall pay to GI during the term of the license granted in Sections 3.1 (a) above and the sublicense granted in Section 3.3 (a) above, the following earned royalties on all Net Sales made by the GYJ and its sublicensees of Licensed Products which fall within the definition of Licensed Products by virtue of involving (x) a Valid Claim under the Patent Rights or Roche Patent
Rights or (y) the Know-How or Roche Know-How:

              Royalty Rate                Annual Net Sales
              ------------                ----------------
              ****                        *** ***** up to * ***** ** ******** ***

              ****                        *********** *** ***** from * ******* ******** *** to ** ******* ******** ***

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


              ****                        *********** *** ***** from ** ******* ******** *** up to ** ******* ******** ***

              ****                        *********** *** ***** over ** ******* ******** ***

Under no circumstances shall the GYJ be obligated to pay royalties under both subsections (x) and (y) above; only one royalty shall be due with respect to each sale of a Licensed Product.

        (b) Royalties based upon Licensed Products involving a Valid Claim under the Patent Rights or Roche Patent Rights shall be payable with respect to Net Sales in the Territory where the Licensed Products are used, manufactured, distributed or sold in which there is a Valid Claim under Patent Rights or Roche Patent Rights. Royalties based upon Licensed Products involving the Know-How or Roche Know-How shall be payable for a period of ** years after the first sale of Licensed Products in the Territory.

        (c)  Upon the expiration of the royalty obligations set forth in Section
3.4 (b) with respect to any Know-How or Roche Know-How in the Territory, the license granted under Section 3.1 (a)(ii) with respect to such Know-How, or the sublicense granted under Section 3.3 (a)(ii) with respect to such Roche Know-How, as applicable, in the Territory shall become fully paid non-exclusive licenses.

        (d) GI will pay or reimburse the GYJ for all royalties payable to The Wistar Institute of Anatomy and Biology by the GYJ, as a designated GI "Affiliate" under the Wistar License.

        3.5. ROYALTY REPORTS AND PAYMENT. The GYJ shall deliver to GI (a) within 30 days after the end of the calendar quarters ended June 30 and December 31 of each year and (b) within 60 days after the end of the calendar quarters ended March 31 and September 30 of each year, a written report showing (i) its computation of royalties due under this Agreement upon Net Sales by the GYJ and its permitted sublicensees during such calendar quarter and (ii) such other additional information as may be necessary or desirable for GI to report and pay royalties to (x) Roche under the Roche Cross-License and (y) The Wistar Institute of Anatomy and Biology under the Wistar License for GYJ sales of Licensed Products in the Territory. All Net Sales shall be segmented in each such report according to sales by the GYJ and each permitted sublicensee, including the rates of exchange used to convert such royalties to United States dollars from the currency in which such sales were made. For the purposes hereof, the rates of exchange to be used for converting royalties hereunder to United States dollars shall be those in effect for the purchase of dollars, at a leading Japanese bank mutually acceptable to the GYJ and GI, on the day on which payment is due. The GYJ, simultaneously with the delivery of each such report, shall tender payment in United States dollars of all royalties shown to be due thereon.

        3.6. RECORDS. The GYJ shall keep, and shall require all Affiliates and sublicensees to keep, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the royalties pay-able hereunder. During the term of this Agreement and for a period of one year following its termination, GI shall have the right from time to time (not to exceed twice during each calendar year) to inspect, or have an agent, accountant or other representative inspect, such books, records and supporting data.

        3.7. FOREIGN PAYMENTS. Where any royalties are due GI hereunder where, by reason of currency regulations or taxes of any kind, it is impossible or illegal for the GYJ, any Affiliate or sublicensee to transfer such royalties to GI, such royalties shall be deposited in whatever currency is allowable by the person or entity not able to make the transfer for the benefit or credit of GI in an accredited bank in the Territory that is acceptable to GI.

        3.8. WITHHOLDING TAX. If laws or regulations require withholding by the GYJ of any taxes imposed upon GI on account of any royalties paid under this Agreement, such taxes shall be deducted by the GYJ as required by law from such payable royalty and shall be paid by the GYJ to the proper taxing authority. Official reports of payment of any withholding tax shall be secured and sent to GI as evidence of such payment.


                       ARTICLE IV.  DEVELOPMENT, TESTING,
                       ----------------------------------
                         SCALE-UP AND COMMERCIALIZATION
                         ------------------------------

        4.1. OBLIGATIONS OF GI. GI agrees to use its best efforts to disclose to the GYJ, on an on-going basis, in writing when reasonably requested and required, any laboratory, animal, clinical, production and other scientific data and results in GI's possession and which is otherwise developed by GI in connection with GI's development of IL-12 or which is developed by an Additional Licensee and is available for disclosure to and use by the GYJ. While GI intends to use best efforts to develop and commercialize IL-12 in North America and in other territories outside the Territory in cooperation with Additional Licensees, GI does not represent or warrant that such efforts will be successful or that they will be continued under circumstances where GI determines that further development is no longer warranted or commercially reasonable.

        4.2. OBLIGATIONS OF THE GYJ. The GYJ agrees to use its best efforts to further develop and commercialize IL-12 in the Territory and to:

                (a) conduct all laboratory, animal, preclinical, clinical, and other scientific tests and studies necessary for the regulatory filing and approval of IL-12 in the Territory;

                (b) disclose to GI, in writing, the data and results of all studies and tests conducted by it pursuant to clause (a), above, to the extent permitted by law;

                (c) prepare and file all government applications necessary to obtain approvals to import, develop, use, fill and finish, distribute and sell Licensed Products in the Territory;

                (d) to the extent provided in this Agreement, provide for formulation of Licensed Products on a commercial scale but only if the parties agree in accordance with Section 5.5;

                (e) to the extent provided in this Agreement, provide for preparation and finishing of the final dosage form of Licensed Products on a commercial scale; and

                (f) market Licensed Products in the Territory on a commercial basis after receipt of all necessary approvals for marketing by applicable government regulatory agencies.

                             ARTICLE V. MANUFACTURE
                             ----------------------

        5.1. CLINICAL SUPPLY. GI retains the right, and shall use commercially reasonable efforts, to supply the GYJ, and its assignees and sublicensees (including, without limitation, any Additional Licensees) with 100% of their requirements of IL-12 for all preclinical and clinical purposes. All IL-12 supplied by GI for preclinical and clinical purposes pursuant to the foregoing retained right shall be supplied directly to the person whose requirements are being met and shall be supplied at GI's Direct Manufacturing cost, F.O.B. GI's manufacturing facility. Formulation, filling and finishing shall be separately priced in accordance with Section 5.5. GI shall invoice such person for GI's Direct Manufacturing Cost associated with each supply of bulk IL-12 at the time of shipment of such supply and such persons shall be required to make such payments to GI within thirty (30) days of receipt of the applicable invoice. GI shall have the right to undertake such manufacture itself or through an Affiliate or through a third party. Except as provided below, in the event that GI uses an Affiliate to undertake such manufacture, all bulk IL-12 so supplied shall be supplied at such Affiliate's Direct Manufacturing cost, F.O.B. such Affiliate's manufacturing facility. In the event that GI uses a third party to undertake such manufacture, all bulk IL-12 so supplied shall be supplied at GI's cost.

        5.2. RECORDS. GI shall keep and shall require all Affiliates to keep, full, true and accurate books of accounts and other records containing all information and data which may be necessary to ascertain and verify the supply price charged for all preclinical and clinical bulk IL-12 supplied pursuant to
Section 5.1 of this Agreement. During the term of this Agreement and for a period of one year following its termination, each person supplied with bulk IL-12 shall have the right from time to time (not to exceed twice during each calendar year) to inspect, or have an agent, accountant or other representative inspect, such books, records and supporting data.

        5.3. STANDARDS. All preclinical and clinical bulk IL-12 supplied by GI pursuant to Section 5.1 of this Agreement shall meet the specifications required by the United States Food and Drug Administration and shall meet such other specifications as are mutually agreed upon by GI and each person whose requirements are being met.

        5.4. COMMERCIAL SUPPLY. GI retains the right, and shall use commercially reasonable efforts, to supply the GYJ and its assignees and sublicensees (including, without limitation, any Additional Licensees) with 100% of their requirements of bulk IL-12

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


for all commercial purposes. All bulk IL-12 supplied by GI for commercial purposes pursuant to the foregoing retained right shall be supplied directly to the person whose requirements are being met. GI shall enter into a separate supply agreement with each person to be supplied with bulk IL-12. With respect to each person whose requirements are being met, such supply agreement shall be entered into at least six (6) months prior to the filing of a related NDA by such person. Subject to mutual hardship provisions to be agreed upon by the parties, GI shall supply commercial bulk IL-12 to the GYJ or other persons hereunder at a price equal to *** of the average net selling price of the product being sold. In the event that, pursuant to Section 5.5 below, GI is also responsible for filling and finishing the Licensed Product, GI shall, in addition to receiving the foregoing supply price, be reimbursed for the price agreed to in connection therewith. In addition to such terms regarding supply price and formulation, filling and finishing, each supply agreement shall contain terms regarding forecast procedures, order and delivery times, minimum and maximum quantities, currency exchange provisions and other usual and customary terms.

        5.5. FORMULATION, FILLING AND FINISHING. GI shall have the first right to formulate, fill and finish the Licensed Product to meet commercial needs, taking into due consideration the most economic approach for such allocation of responsibility. The parties shall discuss and agree upon the respective responsibilities in this area no later than *** *** ****** prior to

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


the initiation of ***** *** ******** ******* including the pricing for such responsibilities.

        5.6. LICENSE TO GI. The GYJ hereby grants to GI and its Affiliates a non-exclusive, royalty-free license, including the right to grant sublicenses, under the Licensee Patent Rights and the Licensee Know-How for the sole and exclusive purpose of manufacturing Licensed Products pursuant to the terms of this Article V.

                   ARTICLE VI.  INTELLECTUAL PROPERTY RIGHTS
                   -----------------------------------------

        6.1. OWNERSHIP OF TECHNOLOGY. GI shall own the entire right, title and interest in and to all technology relating to IL-12 developed solely by employees or consultants of GI, whether developed prior to the date hereof or in connection with this Agreement (hereinafter "GI Technology").

        6.2. IMPROVEMENTS. The GYJ shall own the entire right, title and interest in and to all Improvements. To the extent that the GYJ develops, or otherwise acquires the right to grant a license covering any Improvement to the Licensed Products, the GYJ hereby grants to GI a non-exclusive, royalty-free license, including the right to grant sublicenses, to such Improvement to develop, use, manufacture, fill and finish, distribute and/or sell Licensed Products outside the Territory.

        6.3.   Responsibility for Patenting of GI Technology.
               ---------------------------------------------

                (a) GI shall have the right and responsibility to decide whether or not to seek or continue to seek or maintain patent protection on any GI Technology in the Territory, and shall have the right, at its expense, to file for, procure and maintain patents on any GI Technology in the Territory.

        (b) If GI elects not to seek or continue to seek or maintain patent protection on any GI Technology in the Territory, the GYJ shall have the right, at its expense, to file, prosecute and maintain patents in the Territory on such GI Technology. Any such patents shall be filed, prosecuted, issued and maintained in the name designated by GI. GI agrees to advise the GYJ of all decisions taken under subsection (a) above in a timely manner in order to allow the GYJ to protect its rights under this subsection (b).

        (c) Each Party shall provide the other Party with copies of all substantive communications from the patent offices in the Territory regarding applications or patents on any GI Technology promptly after the receipt thereof. Each Party shall provide the other Party with copies of all proposed substantive communications to such patent offices in the Territory in sufficient time before the due date in order to enable the other Party an opportunity to comment on the content thereof.

        (d) Each Party shall make available to the other Party or its authorized attorneys, agents or representatives, such of its employees whom the other Party in its reasonable judgment deems necessary in order to assist it in obtaining patent protection for the GI Technology. Each Party shall sign or use its best efforts to have signed all legal documents necessary to file and prosecute patent applications or to obtain or maintain patents at no charge to the other Party.

6.4.  Infringement.
      ------------

        (a) Each Party shall promptly report in writing to the other Party during the term of this Agreement any (i) known infringement or suspected infringement of any of the Patent Rights in the Territory, or (ii) unauthorized use or misappropriation of Know-How or Confidential Information by a third party in the Territory of which it becomes aware, and shall provide the other Party with all available evidence supporting said infringement, suspected infringement or unauthorized use or misappropriation.

        (b) Except as provided in paragraph (d) below, GI shall have the right to initiate an infringement or other appropriate suit anywhere in the Territory against any third party who at any time has infringed, or is suspected of infringing, any of the Patent Rights or of using without proper authorization all or any portion of the Know-How. GI shall give the GYJ sufficient advance notice of its intent to file said suit and the reasons therefor, and shall provide the GYJ with an opportunity to make suggestions and comments regarding such suit. GI shall keep the GYJ promptly informed, and shall from time to time consult with the GYJ regarding the status of any such suit and shall provide the GYJ with copies of all documents filed in, and all written communications relating to, such suit.

        (c) GI shall have the sole and exclusive right to select counsel for any suit referred to in subsection (b) above and shall, except as provided below, pay all expenses of the suit, including without limitation attorneys' fees and court costs. The GYJ, in its sole discretion, may elect, within 60 days after the commencement of such litigation, to contribute to the costs incurred by GI in connection with such litigation and, if it so elects, any damages, royalties, settlement fees or other consideration for past infringement received by GI as a result of such litigation shall be shared by GI and the GYJ pro rata based on their respective sharing of the costs of such litigation. In the event that the GYJ elects not to contribute to the costs of such litigation, GI shall be entitled to retain any damages, royalties, settlement fees or other consideration for past infringement resulting therefrom. If necessary, the GYJ shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as the result of being a named party to the suit. The GYJ shall offer reasonable assistance to GI in connection therewith at no charge to GI except for reimbursement of reasonable out-of-pocket expenses, including salaries of the GYJ personnel, incurred in rendering such assistance. The GYJ shall have the right to participate and be represented in any such suit by its own counsel at its own expense. GI shall not settle any such suit involving rights of the GYJ without obtaining the prior written consent of the GYJ, which consent shall not be unreasonably withheld.

        (d) In the event that GI elects not to initiate an infringement or other appropriate suit pursuant to subsection (b) above, GI shall promptly advise the GYJ of its intent not to initiate such suit, and the GYJ shall have the right, at the expense of the GYJ, of initiating an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the Patent Rights or of using without proper authorization all or any portion of the Know-How. In exercising its rights pursuant to this subsection (d), the GYJ have the sole and exclusive right to select counsel and shall, except as provided below, pay all expenses of the suit including without limitation attorneys' fees and court costs. GI, in its sole discretion, may elect, within 60 days after the commencement of such litigation, to contribute to the costs incurred by the GYJ in connection with such litigation and, if it so elects, any damages, royalties, settlement fees or other consideration for past infringement received by the GYJ as a result of such litigation shall be shared by the GYJ and GI pro rata based on their respective sharing of the costs of such litigation. In the event that GI elects not to contribute to the costs of such litigation, the GYJ shall be entitled to retain any damages, royalties, settlement fees or other consideration for past infringement resulting therefrom. If necessary, GI shall join as a party to the suit but shall be under no obligation to participate except to the extent that such participation is required as a result of being a named party to the suit. At the GYJ's request, GI shall offer reasonable assistance to the GYJ in connection therewith at no charge to the GYJ except for reimbursement of reasonable out-of-pocket expenses, including salaries of GI personnel, incurred in rendering such assistance. GI shall have the right to participate and be represented in any such suit by its own counsel at its own expense.

6.5.  Claimed Infringement.
      --------------------

        (a) In the event that a third party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, either Party or any of their respective Affiliates or sublicensees, claiming infringement of its patent rights or unauthorized use or misappropriation of its know-how, based upon an assertion or claim arising out of the development, use, manufacture, distribution or sale of Licensed Products, such Party shall promptly notify the other Party of the claim or the commencement of such action, suit or proceeding, enclosing a copy of the claim and/or all papers served. GI agrees to make available to the GYJ its advice and counsel regarding the technical merits of any such claim.

        (b) If the GYJ, in order to operate under or exploit the licenses granted under Article III of this Agreement in the Territory, must make payments (including without limitation royalties, option fees or license fees) to one or more third

Confidential Material Omitted and Filed Separately with the Securities and Exchange Commission. Asterisks denote omissions.


parties to obtain a license or similar right in the absence of which GI Technology could not legally be used in connection with the development, use, manufacture, distribution or sale of Licensed Products in the Territory, the GYJ may deduct from royalties thereafter payable to GI on Net Sales in such country an amount equal to up to *** of such third party payments, provided that the total royalties otherwise due to GI on Net Sales in such country in any year shall not be reduced by more than *** as a result of such deduction.

        (c) This Section 6.5 states the entire responsibility of GI in the case of any claimed infringement or violation of any third party's patent rights or unauthorized use or misappropriation of any third party's know-how.


                     ARTICLE VII.  CONFIDENTIAL INFORMATION
                     --------------------------------------

        7.1. TREATMENT OF CONFIDENTIAL INFORMATION. Each Party hereto shall maintain the Confidential Information of the other Party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees or agents.

        7.2. RELEASE FROM RESTRICTIONS. The provisions of Section 7.1 shall not apply to any Confidential Information disclosed hereunder which:

                (a) was known or used by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party, as evidenced by the prior written records of the receiving Party or its Affiliates; or

                (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed without restriction to the receiving Party or its Affiliates by an independent, unaffiliated third party rightfully in possession of the Confidential Information (but only to the extent of the rights received from such third party); or

                (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party or its Affiliates; or

                (d) is required to be disclosed by the receiving Party or its Affiliates to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

        7.3. PUBLICATIONS. The following restrictions shall apply with respect to the disclosure in scientific journals or publications by any Party or any employee or consultant of any Party relating to any scientific work performed relating to IL-12:

                (a) a Party (the "publishing Party") shall provide the other Party with an advance copy of any proposed publication (which may be in draft form) relating to IL-12, and such other Party shall have a reasonable opportunity to recommend any changes it reasonably believes are necessary to preserve patent rights or know-how licensed to or owned in whole or in part by GI or the GYJ, or are otherwise necessary to promote or protect the interests of GI or the GYJ, and the incorporation of such recommended changes shall not be unreasonably refused;

                (b) if such other Party informs the publishing Party, within 30 days of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgment could be expected to have a material adverse effect on any patent rights or know-how licensed to or owned in whole or in part by GI or the GYJ, the publishing Party shall, to the extent permitted by its agreements with its employees and consultants, delay or prevent such publication as proposed. In the case of inventions, the delay shall be sufficiently long to permit the timely preparation and filing of a patent application(s) or application(s) for a certificate of invention on the information involved; and

                (c) if such other Party informs the publishing Party, within 30 days of receipt of an advance copy of a proposed publication, that such publication in its reasonable judgement could be expected to have a material adverse effect on the interests of GI or the GYJ, the Parties shall discuss the publication and, if mutually agreeable, the publishing Party shall, to the extent permitted by its agreements with its employees and consultants, delay or prevent such publication as agreed.


                           ARTICLE VIII.  TERMINATION
                           --------------------------

        8.1. TERM. This Agreement shall remain in effect until terminated in accordance with the provisions of this Article VIII or until the last to expire of the licenses granted pursuant to Article III hereof.

        8.2. TERMINATION FOR BREACH. Each Party shall be entitled to terminate this Agreement by written notice to the other Party in the event that the other Party shall be in default of any of its obligations hereunder, and shall fail to remedy any such default within 60 days after notice thereof by the non-breaching Party. Any such notice shall specifically state that the non-breaching Party intends to terminate this Agreement in the event that the breaching Party shall fail to remedy the default. Upon termination of this Agreement pursuant to this
Section 8.2, neither Party shall be relieved of any obligations incurred prior to such termination. In the event that GI terminates this Agreement pursuant to this Section 8.2, GI shall be entitled to receive from the GYJ, at no cost to GI, non-exclusive rights in and to all Improvements, all laboratory, animal, clinical, production and other scientific data and such other information and documents in the GYJ's possession that GI may require in order to apply for approval of applicable government regulatory agencies to develop, use, manufacture, fill and finish, distribute and sell Licensed Products in the Territory.

        8.3. DISPOSITION OF LICENSED PRODUCTS. Upon any expiration or termination of this Agreement pursuant to Section 8.1 or 8.2, the GYJ shall within 30 days of the effective date of such expiration or termination notify GI in writing of the amount of Licensed Products which the GYJ and its sublicensees then have completed on hand, the sale of which would, but for the termination, be subject to royalty, and the GYJ and its sublicensees shall thereupon be permitted during the six months following such expiration or termination to sell that amount of Licensed Products, provided that the GYJ shall pay the aggregate royalty thereon at the conclusion of the earlier of the last such sale or such six months period. Except as provided above, all sublicenses granted by the GYJ shall forthwith terminate upon the termination of this Agreement.

        8.4. SURVIVAL OF OBLIGATIONS; RETURN OF CONFIDENTIAL INFORMATION. Notwithstanding any termination of this Agreement, the obligations of the Parties under Sections 6.5 and 9.1 and Article VII of this Agreement, as well as under any other provisions which by their nature are intended to survive any such termination, shall survive and continue to be enforceable. Upon any expiration or termination of this Agreement pursuant to Sections 8.1 or 8.2, each Party shall promptly return to the other

Party all written Confidential Information, and all copies thereof, of the other Party.

        8.5. TERMINATION BY GYJ. The GYJ shall be entitled to terminate this Agreement by delivery of one hundred eighty (180) days advance written notice to GI in the event that Yamanouchi Pharmaceutical Co., Ltd. (a fifty percent owner of the GYJ) notifies GI JJV, Inc. (also a fifty percent owner of the GYJ) in writing that, in its sole opinion, the market for Licensed Products in the Territory is insufficient to warrant further product development; provided, however, that upon such termination (a) all rights the GYJ has under this Agreement shall cease, (b) GI shall have all of the rights to develop, use, distribute and sell Licensed Products in the Territory previously granted to the GYJ prior to such termination, (c) the GYJ shall exclusively assign and transfer to GI, at no cost, all Confidential Information, Improvements, Licensee Know-How, Licensee Patent Rights, INDs and NDAs (to the extent transferrable) and all other laboratory, animal, clinical, production and other scientific data and such other information and documents in the GYJ's possession that GI may require in order to apply for approval of applicable Japanese regulatory agencies to develop, use, distribute and sell Licensed Products in the Territory.

                           ARTICLE IX.  MISCELLANEOUS
                           --------------------------

        9.1.  Representation, Warranty and Indemnification.
              --------------------------------------------

                (a) The GYJ agrees to defend GI, its agents, directors, officers and employees at the GYJ's cost and expense, and will indemnify and hold harmless GI, its agents, directors, officers and employees, from and against any and all losses, costs, damages, fees or expenses ("Losses") arising out or in connection with the development, use, filling and finishing, distribution or sale of any Licensed Product, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession, use or consumption of any Licensed Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made, provided that the foregoing indemnity shall not apply to the extent that any such Losses are due to the gross negligence or willful misconduct of GI. In the event of any such claim against GI or any agent, director, officer or employee, GI shall promptly notify the GYJ in writing of the claim and the GYJ shall manage and control, at its sole expense, the defense of the claim and its settlement. GI shall cooperate with the GYJ and may, at its option and expense, be represented in any such action or proceeding. The GYJ shall not be liable for any litigation costs or expenses incurred by GI without the GYJ's written authorization.

                (b) GI agrees to defend the GYJ, its agents, directors, officers and employees at GI's cost and expense, and will indemnify and hold harmless the GYJ, its agents, directors, officers and employees, from and against any and all Losses due to the gross negligence or willful misconduct of GI, including, but not limited to, any actual or alleged injury, damage, death or other consequence occurring to any person as a result, directly or indirectly, of the possession, use or consumption of any Licensed Product, whether claimed by reason of breach of warranty, negligence, product defect or otherwise, and regardless of the form in which any such claim is made. In the event of any such claim against the GYJ or any agent, director, officer or employee, the GYJ shall promptly notify GI in writing of the claim and GI shall manage and control, at its sole expense, the defense of the claim and its settlement. The GYJ shall cooperate with GI and may, at its option and expense, be represented in any such action or proceeding. GI shall not be liable for any litigation costs or expenses incurred by the GYJ without GI's written authorization.

                (c) REPRESENTATIONS AND WARRANTIES; INDEMNITY. GI represents and warrants to the GYJ that it has and will continue to have the right to grant (i) the licenses to the Patent Rights and Know-How set forth in Section 3.1(a), above and (ii) the sublicenses to the Roche Patent Rights and Roche Know-How set forth in Section 3.3 (a), above. GI further represents and warrants to the GYJ that it is a designated GI "Affiliate" under the Wistar License, and that it has and will continue to have a license to the Wistar patent rights and Wistar know-how licensed to GI and its "Affiliates" under the Wistar License. GI agrees to defend the GYJ, at GI's cost and expense, and will indemnify and hold harmless the GYJ from and against any and all liabilities claimed by or paid to a third party attributable GI's breach of the representations and warranties contained in this Section 9.1(c); provided that the GYJ cooperates with GI to minimize any such liabilities and GI's corresponding indemnity obligation; and further provided that GI is given prompt written notice of the liability and is given information, reasonable assistance and sole authority to defend and/or settle the claim. In the event of any breach by GI of the representations and warranties contained in this
         Section 9.1(c), if the GYJ, on account of such breach, is unable to develop, use, distribute and sell Licensed Products in the Territory, GI will refund to the GYJ any and all benchmark payments paid by the GYJ to GI under Section 2.2 of this Agreement through the date GI is judged to have breached such representations or warranties.

        9.2. PUBLICITY. Neither Party (nor any Affiliate of either Party) shall have the right to originate any publicity, news release or other public announcement, written or oral, relating to this Agreement or the existence of an arrangement between the Parties, without the prior written approval of the other Party, which approval shall not be unreasonably withheld, except as otherwise required by law.

        9.3. ASSIGNMENT. Except as otherwise provided in this Agreement, neither this Agreement nor any of the rights or obligations hereunder may be assigned by either Party without the prior written consent of the other Party, except to a party who acquires all or substantially all of the business of the assigning Party by merger, sale of assets or otherwise.

        9.4. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

        9.5. FORCE MAJEURE. In the event that either Party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any acts, exercise, assertion or requirement of governmental authority; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy; or any other cause beyond the reasonable control of the Party invoking this Section 9.5 if such Party shall have used its best efforts to avoid such occurrence, such Party shall give notice to the other Party in writing promptly, and thereupon the affected Party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence.

        9.6. WAIVER. The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

        9.7. NOTICES. Any notice or other communication in connection with this Agreement must be in writing and if by mail, by registered mail, return receipt requested, and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

                              If to GI:

                                  Genetics Institute, Inc.
                                  87 CambridgePark Drive
                                  Cambridge, Massachusetts 02140
                                  Attention:  President

                              with a copy to:

                                  Attention:  Legal Department

                              If to the GYJ:

                                  GI-Yamanouchi, Inc.
                                  c/o Genetics Institute, Inc. of Japan
                                  Higashi Azabu Annex
                                  1-10-13 Higashi Azabu
                                  Minato-ku, Tokyo 106 Japan
                                  Attention:  Managing Director

                                  GI-Yamanouchi, Inc.
                                  c/o Yamanouchi Pharmaceutical Co., Ltd.
                                  3-11 Nihonbashi-Honcho
                                  2-chome, Chuo-ku
                                  Tokyo 103, Japan
                                  Attention:  Director of the Board

        9.8. NO AGENCY. Nothing herein shall be deemed to constitute either Party as the agent or representative of the other Party, or both Parties as joint venturers or partners for any purpose. The GYJ shall be an independent contractor, not an employee or partner of GI, and the manner in which the GYJ renders its services under this Agreement shall be within the GYJ's sole discretion. Neither Party shall be responsible for the acts or omissions of the other Party, and neither Party will have authority to speak for, represent or obligate the other Party in any way without prior written authority from the other Party.

        9.9.  Exports.
              -------

                (a) The Parties acknowledge that the export of technical data, materials or products is subject to the exporting Party receiving the necessary export licenses and that the Parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either Party. The Parties agree that regardless of any disclosure made by the Party receiving an export of an ultimate destination of any technical data, materials or products, the receiving Party will not reexport either directly or indirectly, any technical data, material or products without first obtaining the applicable validated or general license from the United States Department of Commerce, United States Food and Drug Administration and/or any other agency or department of the United States Government, as required. The receiving Party shall provide the exporting Party with any information, certifications or other documents which may be reasonably required in connection with such exports under the Export Administration Act of 1979, as amended, its rules and regulations, the Federal Food, Drug and Cosmetic Act and other applicable export laws.

                (b) Without limitation of the foregoing, and in support of maintaining a general license for the export of technical data under this Agreement, a Party receiving an export agrees to not knowingly export or reexport any technical data or materials furnished to such Party under this Agreement, any part thereof or any product thereof, directly or indirectly, without first obtaining a license to do so from the United States Department of Commerce, the United States Food and Drug Administration and/or other appropriate United States governmental agencies, into Afghanistan, the People's Republic of China, South African Military and police entities, Syria, Iran, Iraq, the People's Democratic Republic of Yemen, the Federal Republic of Yugoslavia (Serbia & Montenegro) or any of those countries listed from time to time in supplements to Part 770 to Title 15 of the Code of Federal Regulations in Country Groups Q, S, W, Y or Z (collectively, the "Prohibited Countries"), which, as of April 1993 are as follows: Group Q (Romania), Group S (Libya), Group W (Czechoslovakia, Poland), Group Y (Albania, Bulgaria, Cambodia, Estonia, Laos, Latvia, Lithuania, Mongolian People's Republic and the geographic area formerly known as the Union of Soviet Socialist Republics) and Group Z (Cuba, North Korea and Vietnam) or any other destinations which may be identified in the U.S. Dept. of Commerce Export Administration Regulations.

        9.10. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto (which Exhibits are deemed to be a part of this Agreement for all purposes) contains the full understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings relating thereto. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the Parties by their respective officers thereunto duly authorized.

        9.11. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

        9.12. SEVERABILITY. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provisions held to be unenforceable.

        9.13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns.

        9.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date first above written.



Date:  _________________                GENETICS INSTITUTE, INC.


                                        By:  ___________________________


                                        Name: __________________________


                                        Title: _________________________



Date:  _________________                GI-YAMANOUCHI, INC.



                                        By:_____________________________



                                        By:_____________________________

                                   EXHIBIT A
                                   ---------

                              IL-12 Patent Rights
                              -------------------

                                       GI
                                       --
COUNTRY                       FILING DATE      APPLICATION NO.           PATENT NO.
- - -------                       -----------      ---------------           ----------
Australia                     11/9/89          46673/89                  638430

Canada                        11/9/89          2,002,607-3

Europe  a*)                   11/9/89          90901161.1
        b**)                  9/4/91           91918119.8

Japan a)                      11/9/89          501209/90
      b)                      9/4/91           516686/91

Mexico                        6/5/92           92/3294

PCT a)                        11/9/89          PCT/US89/05027
    b)                        9/4/91           PCT/US91/06332

USA  a)                       11/10/88         269,945/88
     b)                       2/7/89           307,817/89
     c)                       9/18/90          584,941/90

                                     ROCHE
                                     -----
COUNTRY                 FILING DATE      APPLICATION NO.  PATENT NO.
- - -------                 -----------      ---------------  ----------
Australia               12/20/90         68349/90

Canada                  12/19/90         2032653-1

Europe***               12/09/90         90123670.3

Ireland                 12/21/90         4694/90

Japan                   12/22/90         413259/90

New Zealand             12/19/90         236545

Philippines             12/19/90         41751

South Africa            12/19/90         10237/90         10237/90

USA  a)                 12/22/89         455708/89
     b)                 05/09/90         520935/90
     c)                 08/27/90         572284/90
     d)                 03/24/92         957023/92

*  Designated countries: AT, BE, CH, DE, FR, GB, IT, LU, NL, SE

** Designated countries: AT, BE CH, DE, DK, ES, FR, GB, GR, IT, LU, NL, SE

*** Designated countries: AT, BE, CH, DE, DK, FR, GB, IT, LU, NL, SE

                                   EXHIBIT B
                                   ---------

                                 WISTAR LICENSE
                                   (attached)



                                       47